Exhibit 99.1

Contact:	Michael Bermish
Investor Relations Officer (732) 212 – 3321
FOR IMMEDIATE RELEASE
WELLMAN REPORTS RESULTS FOR THIRD QUARTER 2006
October 26, 2006, Shrewsbury, NJ – Wellman, Inc. (NYSE: WLM) today reported a net loss attributable to common stockholders of $39.2 million or $1.23 per share for the quarter ended September 30, 2006. This compares to a net loss of $8.9 million, or $0.28 per share for the same period in 2005. For the first nine months of 2006, Wellman reported a net loss attributable to common stockholders of $73.9 million, or $2.32 per share, compared to a net loss attributable to common stockholders of $26.7 million, or $0.84 per share for the same period in 2005.
Tom Duff, Wellman’s Chairman and Chief Executive Officer, stated, “We experienced a disappointing quarter because of reduced volumes which resulted from our efforts to implement selling price increases. In our fibers business our chemical based raw material costs increased by substantially more than we were able to increase our selling prices. Our net earnings were also adversely impacted by a charge, which was principally non-cash, related to the closure of our Johnsonville fiber operations.”
The following table summarizes our results for the last five quarters.

(in millions, except per share data)	3Q 05	4Q 05	1Q 06	2Q 06	3Q 06
Net Sales	$344.3	$301.3	$342.7	$362.6	$362.2
Gross Profit	32.6	22.6	9.4	13.4	8.6
SG&A Expenses	14.7	16.3	15.0	14.0	14.8

Operating Income (Loss) excluding Other Items	17.9	6.3	(5.6)	(0.6)	(6.2)
Other Items	15.7	54.4	6.6	2.2	35.2

Operating Income (Loss)	2.2	(48.1)	(12.2)	(2.8)	(41.4)
Interest Expense, net	11.6	12.2	12.6	14.0	16.0

Loss Before Income Tax Benefit	(9.4)	(60.3)	(24.8)	(16.8)	(57.4)
Income Tax Benefit	(3.9)	(16.3)	(8.8)	(5.1)	(21.8)

Net Loss	(5.5)	(44.0)	(16.0)	(11.7)	(35.6)
Accretion	(3.4)	(3.4)	(3.4)	(3.6)	(3.6)

Net Loss Attributable to Common Stockholders	($8.9)	($47.4)	($19.4)	($15.3)	($39.2)

Basic and Diluted EPS	($0.28)	($1.50)	($0.61)	($0.48)	($1.23)

Other Items included in Operating Income (Loss) are comprised of the following:

(in millions)	3Q 05	4Q 05	1Q 06	2Q 06	3Q 06
Johnsonville Fibers Disposal Costs	$—	$—	$—	$—	$34.1
Hurricane Katrina Costs	7.4	16.6	5.7	1.4	0.9
Pension Actuarial Loss	—	41.2	—	—	—
Legal & Settlement Costs	8.0	—	—	—	—
Restructuring Charges	—	—	0.4	1.1	—
Miscellaneous	0.3	(3.4)	0.5	(0.3)	0.2

Total Other Items	$15.7	$54.4	$6.6	$2.2	$35.2

EBITDA
We have provided two non-GAAP measures, “EBITDA, as defined” and “Proforma Hurricane EBITDA, as defined”. We have provided EBITDA, as defined because our major debt agreements use this measurement as a key component which affects our ability to incur additional indebtedness, make investments, and make certain restricted payments, such as dividends. It is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use EBITDA, as defined because it excludes items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing operating performance. We provide EBITDA, as defined as an additional measure frequently used to value an enterprise and to enable investors to analyze the efficiency of our operations and to compare and/or rank us with other companies with differing capital structures. We also believe it assists investors in analyzing our future ability to pay dividends, which is a key component in many investment decisions. Our Board, our chief decision maker, and senior management use EBITDA, as defined to evaluate the operating performance of our business segments. EBITDA, as defined, is calculated in accordance with our debt agreements by adding Net Earnings (Loss), Income Tax Expense (Benefit), Interest Expense, Depreciation & Amortization and Permitted Adjustments.
We have also provided Proforma Hurricane EBITDA, as defined to provide comparable EBITDA information which adds an estimate of lost profits as a result of the Gulf Coast Hurricanes to our EBITDA. We have provided this because of the reasons listed above and because we do not anticipate our ongoing business incurring lost profits of this magnitude as a result of hurricanes in the future. Proforma Hurricane EBITDA, as defined is EBITDA, as defined plus an estimate of Lost Profits due to the Gulf Coast Hurricanes.

The following table reconciles Net Loss to EBITDA, as defined and Proforma Hurricane EBITDA, as defined for the previous five quarters.

(in millions)	3Q 05	4Q 05	1Q 06	2Q 06	3Q 06
Net Loss	($5.5)	($44.0)	($16.0)	($11.7)	($35.6)
Income Tax Benefit	(3.9)	(16.3)	(8.8)	(5.1)	(21.8)
Interest Expense, net	11.6	12.2	12.6	14.0	16.0
Depreciation & Amortization	16.9	15.9	17.7	18.5	17.8
Permitted Adjustments	16.2	60.4	6.3	2.3	37.9

EBITDA, as defined	$35.3	$28.2	$11.8	$18.0	$14.3

Trailing Four Quarters EBITDA, as defined	$137.8	$130.4	$96.7	$93.3	$72.3

Lost Profits due to Gulf Coast Hurricanes	$5.0	$10.0	$9.0	$—	$—

Proforma Hurricane (PH) EBITDA , as defined	$40.3	$38.2	$20.8	$18.0	$14.3

Trailing Four Quarters PH EBITDA, as defined	$142.8	$145.4	$120.7	$117.3	$91.3

Permitted Adjustments are adjustments specified in our debt agreements which are used in the calculation of EBITDA, as defined.

(in millions)	3Q 05	4Q 05	1Q 06	2Q 06	3Q 06
Johnsonville Fibers Disposal Costs	$—	$—	$—	$—	$34.1
Hurricane Katrina Costs	7.4	16.6	5.7	1.4	0.9
Pension Actuarial Loss	—	41.2	—	—	—
Legal & Settlement Costs	8.0	—	—	—	—
Inventory Reserves	0.2	1.8	0.5	0.8	2.9
Uncollectible Accounts	0.4	0.1	0.1	—	—
Other	0.2	0.7	—	0.1	—

Total Permitted Adjustments	$16.2	$60.4	$6.3	$2.3	$37.9

Despite the importance of EBITDA we recognize that these non-GAAP financial measures do not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net income. The EBITDA information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.
* * * *
Wellman, Inc. manufactures and markets high-quality polyester products, including PermaClear® brand PET (polyethylene terephthalate) packaging resin and Fortrel® brand polyester fiber.

Non-GAAP financial measures
This press release includes non-GAAP financial measures, as defined by the Securities and Exchange Commission. Specifically, management believes “EBITDA, as defined” and “Proforma Hurricane EBITDA, as defined” as described on the Company’s web site are important measures used by investors, analysts and financial institutions to evaluate the Company’s performance. EBITDA, as defined is calculated by adding Net Earnings (Loss) from Continuing Operations, Income Tax Expense (Benefit), Interest Expense, Depreciation, Amortization and Permitted Adjustments. All of the Permitted Adjustments were included in Net Earnings (Loss) from Continuing Operations. Proforma Hurricane EBITDA, as defined is calculated by adding lost profits due to Gulf Coast Hurricanes to EBITDA, as defined.
Webcast of Conference Call
Wellman, Inc. will conduct a conference call to review 3rd quarter 2006 results at 1:30 P.M. Eastern Time on Friday, October 27, 2006. This call is available in a live Webcast on the Wellman, Inc. web page. To access the Webcast, log onto the Wellman, Inc. website at: http://www.wellmaninc.com, go to the Investor Relations page and follow the prompts. Replay of the Webcast will be available late afternoon October 27, 2006 and will remain on the website for 7 days. The replay can be accessed by following the same procedure used to access the live Webcast. Presentation slides for the conference call will be available at 1:30 P.M. Friday, October 27, 2006 on the Wellman, Inc. website Investor Relations page under the Webcasts and Conferences section as well as part of the live Webcast. During the presentation, certain non-GAAP terms may be used. An explanation of these terms can be found on the Wellman, Inc. website, in the Financial Glossary section of the Investor Relations page. To access the Investor Relations page of our website, follow the same procedures used to access the Webcast.
Forward-Looking Statements
Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date hereof based upon current expectations, and we undertake no obligation to update the information contained herein. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; polyester staple fiber, textile and PET resin imports; the actions of our competitors; the financial condition of our customers; availability of financing, changes in financial markets, interest rates, credit ratings, tax risks; environmental risks and foreign currency exchange rates; regulatory changes; U.S., European, Asian and global economic conditions; prices and volumes of PET resin imports; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; natural disasters and acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2005.

Wellman, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
(In Millions, except per share data)

	September 30,	December 31,	March 31,	June 30,	September 30,
	2005	2005	2006	2006	2006
Net Sales	$344.3	$301.3	$342.7	$362.6	$362.2

Cost of Sales	311.7	278.7	333.3	349.2	353.6

Gross Profit	32.6	22.6	9.4	13.4	8.6

Selling, General and Administrative Expenses	14.7	16.3	15.0	14.0	14.8

Restructuring Charges	—	—	0.4	1.1	0.0

Johnsonville Fibers Disposal Costs	—	—	—	—	34.1

Provision for uncollectible accounts	0.4	0.1	0.1	—	0.0

Other Expense, Net	15.3	54.3	6.1	1.1	1.1

Operating Income (Loss)	2.2	(48.1)	(12.2)	(2.8)	(41.4)

Interest Expense, Net	11.6	12.2	12.6	14.0	16.0

Loss Before Income Tax Benefit	(9.4)	(60.3)	(24.8)	(16.8)	(57.4)

Income Tax Benefit	(3.9)	(16.3)	(8.8)	(5.1)	(21.8)

Net Loss	($5.5)	($44.0)	($16.0)	($11.7)	($35.6)

Net Loss Attributable to Common Stockholders:

Net Loss	($5.5)	($44.0)	($16.0)	($11.7)	($35.6)

Accretion	(3.4)	(3.4)	(3.4)	(3.6)	(3.6)

Net Loss Attributable to Common Stockholders	($8.9)	($47.4)	($19.4)	($15.3)	($39.2)

Basic and Diluted Net Loss Per Common Share:
Net Loss Attributable to Common Stockholders	($0.28)	($1.50)	($0.61)	($0.48)	($1.23)

Weighted-Average Common Shares Outstanding — (Basic)	31.7	31.7	31.8	31.9	32.0
All financial information presented above reflects our change in accounting to recognize actuarial gains and losses in the year they were incurred.

WELLMAN, INC.
SUPPLEMENTAL INFORMATION*
SALES BY GROUP

(Millions $)	3Q05	4Q05	1Q06	2Q06	3Q06
Packaging Products Group	$197	$160	$195	$221	$229
Fibers & Recycled Products Group	$147	$141	$148	$142	$133

Total Sales	$344	$301	$343	$363	$362

BALANCE SHEET DATA 9/30/2006

(Millions $)
Accounts Receivable	$214
Inventories	$150
Debt, Net	$603
CASH FLOW DATA

(Millions $)	3Q05	4Q05	1Q06	2Q06	3Q06
Depreciation	$13	$12	$13	$14	$14
Amort (non-Int)	$4	$4	$5	$4	$4
Amort (Int)	$1	$1	$1	$1	$1

Total D&A	$18	$17	$19	$19	$19
Cap. Exps.	$16	$11	$9	$13	$5
SEGMENT PROFIT (LOSS)

(Millions $)	3Q05	4Q05	1Q06	2Q06	3Q06
PPG	$14.4	$6.2	($5.3)	($1.1)	$1.2
FRPG	3.4	0.1	(0.3)	0.5	(7.4)

Operating Income (Loss) Excluding Other Items	17.9	6.3	(5.6)	(0.6)	(6.2)
Other Items	15.7	54.4	6.6	2.2	35.2

Operating Income (Loss)	2.2	(48.1)	(12.2)	(2.8)	(41.4)
Interest Expense, Net	(11.6)	(12.2)	(12.6)	(14.0)	(16.0)

Loss Before Income Tax Benefit	($9.4)	($60.3)	($24.8)	($16.8)	($57.4)

*	Preliminary

CONFERENCE CALL INFO
Wellman, Inc. will host a conference call to review 3Q 2006 results on Friday, October 27, 2006 at 1:30 p.m. ET. You are invited to listen to the live Webcast of the conference call by logging onto Wellman, Inc.’s home page http://www.wellmaninc.com, go the Investor Relations page, and follow the prompts.
The call and related documents contain copyrighted material. It cannot be recorded, rebroadcast or reprinted without Wellman’s express permission. Participation implies consent to the taping and above terms.